UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

PROKIDNEY CORP.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-40560	98-1586514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Frontis Plaza Blvd.
Suite 250
Winston-Salem, North Carolina	27103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 999-7029

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	PROK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2023, ProKidney Corp. (“ProKidney” or the “Company”) notified Deepak Jain, Ph.D., Chief Operating Officer of the Company, of the termination of his employment without cause, effective as of the same date, following which Dr. Jain is expected to continue to serve as a consultant to the Company. The Company expects to enter into a separation agreement with Dr. Jain, the terms of which will be disclosed once available. ProKidney expresses its gratitude to Dr. Jain for his almost two decades of scientific and operating leadership to bring the Company’s Renal Autologous Cell Therapy (REACT®) product candidate from pre-clinical and early clinical development into Phase 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROKIDNEY CORP.

Date: November 30, 2023	By:	/s/ Todd Girolamo
	Name:	Todd Girolamo
	Title:	Chief Legal Officer